UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K/A

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 31, 2007

______________

China Logistics Group, Inc.

(Exact name of registrant as specified in its charter)

______________

Florida	0-31497	65-1001686
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

888 East Las Olas Boulevard, Suite 710, Fort Lauderdale, Florida  33301

(Address of Principal Executive Office) (Zip Code)

(954) 527-7780

(Registrant’s telephone number, including area code)

Media READY, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.

Completion of Acquisition or Disposition of Assets.

As previously disclosed, on December 31, 2007 China Logistics Group, Inc., formerly known as MediaREADY, Inc., entered into an acquisition agreement with Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Shandong Jiajia”), a Chinese limited liability company, and its shareholders Messrs. Hui Liu and Wei Chen, pursuant to which we acquired a 51% interest in Shandong Jiajia.  Under the terms of the acquisition agreement, as subsequently amended on January 28, 2008, as consideration we issued Messrs. Liu and Chen an aggregate of 1,000,000 shares of our Series A Preferred Stock, we issued Mr. Chen Mr. Chen 120,000 shares of our Series B Preferred Stock and three year options to purchase an additional 2,000,000 shares of our common stock at an exercise price of $0.30 per share and we agreed contribute $2,000,000 to increase the registered capital of Shandong Jiajia on or before March 31, 2008, subject to the satisfaction by Jiajia of certain conditions.

In order to facilitate the approval by the Chinese authorities of the transaction, effective March 13, 2008 the parties further amended the acquisition agreement to provide that:

•

instead of contributing all $2,000,000 to Shandong Jiajia's registered capital, we will contribute $1,040,816 to increase the registered capital and the remaining $959,184 will be made available to Shandong Jiajia for working capital purposes, and

•

the date by which Shandong Jiajia is required to satisfy certain conditions to the delivery of such funds has been extended to April 30, 2008.

The descriptions of the terms and conditions of the amendment to the acquisition agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such document attached hereto as an exhibit and incorporated herein by this reference.

Item 9.01.

Financial Statements and Exhibits.

(a)

Financial statements of businesses acquired.

Accompanying this Current Report on Form 8-K/A are audited financial statements of Shandong Jiajia for the fiscal years ended December 31, 2006 and 2005 and unaudited financial statements for the nine months ended September 30, 2007.

(b)

Pro forma financial information.

Also accompanying this Current Report on Form 8-K/A is the unaudited proforma consolidated balance sheet of China Logistics Group, Inc., formerly known as Media Ready, Inc. at September 30, 2007 and the unaudited proforma consolidated statement of operations for the nine months ended September 30, 2007.

(d)

Exhibits

10.5

Form of Amendment II to Acquisition Agreement dated March 13, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Logistics Group, Inc.

By:	/s/ V. JEFFREY HARRELL
V. Jeffrey Harrell, CEO and President

Date:  March 17, 2008

3

Item 9.01 (a)

Financial statements of businesses acquired

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

FINANCIAL STATEMENTS

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Directors

Shandong Jiajia International Freight & Forwarding Co., Ltd.

We have audited the accompanying balance sheets of Shandong Jiajia International Freight & Forwarding Co., Ltd. as of December 31, 2006 and 2005, and the related statements of operations, members’ equity and cash flows for the years ended December 31, 2006 and 2005. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards as established by the Auditing Standards Board (United States) and in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shandong Jiajia International Freight & Forwarding Co., Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years ended December 31, 2006 and 2005 in conformity with accounting principles generally accepted in the United States.

/s/ Sherb & Co., LLP

Certified Public Accountants

Boca Raton, Florida

March 10, 2008

SHANDONG JIAJIA INTERNATIONAL FRIEGHT & FORWARDING CO., LTD

BALANCE SHEETS

	December 31,		September 30,
	2006	2005	2007
			(unaudited)
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$822,908	$1,004,884	$737,774
Accounts receivable, net of allowance for doubtful accounts of $1,262,902, $1,195,318 and $853,815 for 2007, 2006 and 2005, respectively	1,903,884	2,394,111	2,434,860
Other receivables	181,060	118,592	223,217
Prepaid expenses and other current assets	14,828	20,842	25,687
Due from related parties	282,559	230,994	293,831

Total Current Assets	3,205,239	3,769,423	3,715,369

PROPERTY AND EQUIPMENT - Net of accumulated depreciation of $46,193, $32,503 and $31,373 for 2007, 2006 and 2005, respectively	50,309	56,181	43,920
OTHER ASSETS	4,683	8,325	1,983
Total Assets	$3,260,231	$3,833,929	$3,761,272

LIABILITIES AND MEMBERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$2,798,683	$1,991,404	2,198,735
Other payables	253,609	290,747	250,377
Advances from customers	110,559	955	736,228
Due to related parties	214,211	207,421	172,423
Taxes payable	8,872	5,159	21,690

Total Current Liabilities	3,385,934	2,495,686	3,379,453

MEMBERS' EQUITY (DEFICIT):

Members' Equity	867,045	867,045	867,045
Retained Earnings (Deficit)	(995,334)	481,366	(493,361)
Other comprehensive income - foreign currency	2,586	(10,168)	8,135

Total Members' Equity (Deficit)	(125,703)	1,338,243	381,819

Total Liabilities and Members' Equity	$3,260,231	$3,833,929	$3,761,272

The accompanying notes are an integral part of the statements.

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD

STATEMENTS OF OPERATIONS

	For the Year Ended December 31,		Nine Months Ended September 30,	Nine Months Ended September 30
	2006	2005	2007	2006
			(unaudited)	(unaudited)

NET REVENUES	$30,311,924	$34,858,644	$24,575,206	$22,710,438

COST OF REVENUES	30,884,771	34,334,828	23,584,744	22,674,555

GROSS PROFIT	(572,847)	523,816	990,462	35,883

OPERATING EXPENSES:
Selling expenses	35,350	29,082	29,391	25,850
General and administrative	876,926	1,107,500	422,642	429,160

Total Operating Expenses	912,276	1,136,582	452,033	455,010

INCOME (LOSS) FROM OPERATIONS	(1,485,123)	(612,766)	538,429	(419,127)

OTHER (EXPENSES) INCOME:
Other (expenses) income	18,588	5,321	(2,635)	42,825
Interest expense	224	(11,519)	(7,945)	(2,134)

Total Other (Expenses) Income	18,812	(6,198)	(10,580)	40,691

INCOME (LOSS) BEFORE INCOME TAXES	(1,466,311)	(618,964)	527,849	(378,436)

INCOME TAXES	(10,389)	(13,012)	(25,876)	(4,347)

NET INCOME (LOSS)	$(1,476,700)	$(631,976)	$501,973	$(382,783)

The accompanying notes are an integral part of the statements.

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD

STATEMENT OF MEMBERS' EQUITY (DEFICIT)

	Members' Equity	Retained Earnings (Deficit)	Other Comprehensive Income (Loss)	Total Members' Equity (Deficit)

Balance, December 31, 2004	$867,045	$1,113,342	$(49,012)	$1,931,375

Comprehensive Income:
Net loss for the year		(631,976)		(631,976)
Foreign currency translation adjustments	—		38,844	38,844

Subtotal	—	(631,976)	38,844	(593,132)

Balance, December 31, 2005	867,045	481,366	(10,168)	1,338,243

Comprehensive Income:
Net loss for the year	—	(1,476,700)	—	(1,476,700)
Foreign currency translation adjustments	—	—	12,754	12,754

Subtotal	—	(1,476,700)	12,754	(1,463,946)

Balance, December 31, 2006	867,045	(995,334)	2,586	(125,703)

Comprehensive Income:
Net income for the period (unaudited)	—	501,973	—	501,973
Foreign currency translation adjustments	—	—	5,549	5,549

Subtotal	—	501,973	5,549	507,522

Balance, September 30, 2007 (unaudited)	$867,045	$(493,361)	$8,135	$381,819

The accompanying notes are an integral part of the statements.

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD

STATEMENTS OF CASH FLOWS

	For the Year Ended December 31,		Nine Months Ended September 30,	Nine Months Ended September 30,
	2006	2005	2007	2006
			(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (Loss) Income	$(1,476,700)	$(631,976)	$501,973	(382,783)
Adjustments to reconcile net income (loss) to net cash provided by (used in)
Operating activities:
Depreciation and amortization	1,129	9,273	13,690	18,438
Allowance for doubtful accounts	341,503	403,386	67,584	33,427

Changes in assets and liabilities:
Accounts receivable	148,724	(28,318)	(598,560)	683,416
Other receivables	(62,468)	227,084	(42,157)	(43,399)
Other payables	(37,138)	(179,594)	(3,232)	(232,455)
Accounts payable and accrued expenses	807,279	(361,213)	(599,948)	141,268
Taxes payable	3,713	3,504	12,818	(712)
Prepaid expenses and other current assets	6,014	(10,623)	(10,859)	(7,027)
Advances from customers	109,604	955	625,669	(955)
Other assets	3,642	3,841	2,700	1,865
Due from/to related parties	(44,775)	(23,573)	(53,060)	(44,775)

NET CASH (USED IN) PROVIDED BY OPERATING ACTIVITIES	(199,473)	(587,254)	(83,382)	166,308

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipments	—	(28,815)	(7,301)	(40,545)
Retirement of property and equipment	4,743	—	—	—

NET CASH FLOWS (USED IN) PROVIDED BY INVESTING ACTIVITIES	4,743	(28,815)	(7,301)	(40,545)

EFFECT OF EXCHANGE RATE ON CASH	12,754	38,844	5,549	35,757

NET INCREASE (DECREASE) IN CASH	(181,976)	(577,225)	(85,134)	161,520

CASH AND CASH EQUIVALENT - beginning of year	1,004,884	1,582,109	822,908	1,004,884

CASH AND CASH EQUIVALENT - end of period	$822,908	$1,004,884	737,774	1,166,404

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for:
Interest	$—	$—	$—	$—
Income taxes	$10,389	$13,012	$25,876	$4,347

The accompanying notes are an integral part of the statements.

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Shandong Jiajia International Freight & Forwarding Co., Ltd. was formed in 1999 as a Chinese limited liability company, by its two shareholders Messrs. Hui Liu and Wei Chen. (“Shandong Jiajia”).

Shandong Jiajia is an international freight forwarder and logistics management company. Shandong Jiajia, established in 1999, acts as an agent for international freight and shipping companies. Shandong Jiajia sells cargo space and arranges land, maritime, and international air transportation for clients seeking to import or export merchandise from or into China. Shandong Jiajia obtained the approval for registration from China Ministry of Commerce (formerly known as “Ministry of Foreign Trade and Economic Cooperation”) in November 1999. On June 2, 2000 Shandong Jiajia received approval for customs clearance service from Customs General Administration of China.

Headquartered in Qingdao, Shandong Jiajia has branches in Shanghai and Xiamen with two additional offices in Lianyungang and Rizhao. All locations are within the People Republic of China (“PRC”). The company has 87 employees in total and partners with agents in North America, Europe, Australia, Asia, and Africa. Branches and offices are registered with the government, however branches are entitled to transact business, while offices cannot.

Shandong Jiajia is a designated agent of cargo carriers including Nippon Yusen Kaisha (NYK Line), P&O Nedlloyd, CMA CGM Group, Safmarine Container Lines, and Regional Container Lines (RCL). Shandong Jiajia was recognized by China International Freight Forwarders Association as one of the top 100 Chinese international freight forwarders on June 23, 2004.

Operations

Shandong Jiajia acts as an agent for international freight and shipping companies. Shandong Jiajia sells cargo space and arranges land, maritime, and air international transportation for clients seeking to import or export merchandise from or into China. Typically approximately 60% of revenues are generated from existing, repeat customers and the remaining 40% is from new customers. Of the new customers approximately 20% are generated by Shandong Jiajia salesmen, the remaining 20% are generated using third party agents.

The typical service package provided by Shandong Jiajia includes reception of merchandise, space reservation, transit shipment, consolidate traffic, storage, customs declaration, inspection declaration, multimodal transport and combined large-scale logistics, e.g., import & export of large mechanical equipment.

Shandong Jiajia employs 13 full time sales persons; 7 in Qingdao, 3 in the Xiamen branch, and 3 in the Shanghai branch. Sales persons solicit business through a variety of means including but not limited to personal visits, sales calls, and faxes. Customers sign annual or project-based contracts with Shandong Jiajia. The contract determines the merchandise, price, and delivery instructions. Salespersons are compensated with base salary and commission. Sales persons earn a sales commission based on net profit generated in excess of a predetermined benchmark. Sales persons are required to hit monthly profit benchmark established by the company. The definitions of base salary, profit benchmark, and commission percentage vary across branches.

Shandong Jiajia does not require deposit to engage its services. Customers usually pay charges within 30 days after services have been completed. The payment is secured by the verification sheet which is obtained by Shandong Jiajia on behalf of the customers through customs clearance. Without the verification sheet, customers are not allowed to dispose of the foreign currency remitted to their bank accounts. Therefore, customers usually pay Shandong Jiajia and obtain the paperwork related to the transaction in the timely manner.

Unaudited Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented. The financial statements represent the operations of Shandong Jiajia. The results of operations for the nine months ended September 30, 2007 and 2006 are not necessarily indicative of the results for the full year ending December 31, 2007 and 2006.

Summary of Significant Accounting Policies

The financial statements have been prepared on the historical cost basis, except for the certain financial instruments. The principal accounting policies adopted are set out below.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Basis of Financial Statements

Shandong Jiajia maintains its records and prepares its financial statements in accordance with accounting principles generally accepted in China. Certain adjustments and reclassifications have been incorporated in the accompanying financial statements to conform to accounting principles generally accepted in the United States of America.

Cash and Cash Equivalents

Shandong Jiajia classifies highly liquid temporary investments with an original maturity of three months or less when purchased as cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable consists primarily of amounts due to Shandong Jiajia from normal business activities. Shandong Jiajia maintains an allowance for doubtful accounts to reflect the expected non-collection of accounts receivable based on past collection history and specific risks identified within the portfolio. If the financial condition of the customers were to deteriorate resulting in an impairment of their ability to make payments, or if payments from customers are significantly delayed, additional allowances might be required. As of December 31, 2006 and 2005, Shandong Jiajia recorded an allowance for doubtful accounts of $1,195,318 and $853,815 respectively. As of September 30, 2007, Shandong Jiajia recorded an allowance for doubtful accounts of $1,262,902.

Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of prepayments to shipping agencies for freight. Shandong Jiajia will recognize the prepayment in accordance with the terms of the agreement. Shandong Jiajia recorded advance payments to suppliers as prepaid expenses until such time that Shandong Jiajia receives the shipping records from the suppliers.

Due from/to Related Parties

The financial statements include balances and transactions with related parties. From time to time, as a private company, Shandong Jiajia would receive advances from or advance funds to related parties. These advances were for working capital purposes. These related parties would either be (i) an officer, director or shareholder of Shandong Jiajia (ii) a company in which an officer, director or shareholder of Shandong Jiajia was an officer, director or shareholder or (iii) a company in which Shandong Jiajia was a shareholder. These advanced are non interest bearing, unsecured and payable on demand. Amounts due from/to related parties are discussed in further detail in NOTE 5.

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Advances from Customers

Advances from customers consist of prepayments to Shandong Jiajia for contracted cargo that has not yet been shipped to the recipient. Shandong Jiajia will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy.

Property and Equipment

Property and equipment are stated at cost. Depreciation and amortization are provided using the straight line method over the estimated economic lives of the assets, which are from five to twenty years. Expenditures for major renewals and betterments that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets", Shandong Jiajia examines the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. As of December 31, 2006, December 31, 2005 and September 30, 2007, Shandong Jiajia believes none of its long-live assets were impaired.

Fair Value of Financial Instruments

Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments", requires disclosures of information about the fair value of certain financial instruments for which it is practicable to estimate the value. For purposes of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation.

The carrying amounts reported in the balance sheet for cash, accounts receivable, accounts payable and accrued expenses, loans and amounts due from related parties approximate their fair market value based on the short-term maturity of these instruments.

Revenue Recognition

Shandong Jiajia follows the guidance of the Securities and Exchange Commission's Staff Accounting Bulletin 104 for revenue recognition. In general, Shandong Jiajia records revenue when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

Foreign Currencies

Transactions and balances in other currencies are converted into U.S. dollars in accordance with Statement of Financial Accounting Standards (SFAS) No. 52, "Foreign Currency Translation", and are included in determining net income or loss.

For foreign operations with the local currency as the functional currency, assets and liabilities are translated from the local currencies into U.S. dollars at the exchange rate prevailing at the balance sheet date. Revenues and expenses are translated at weighted average exchange rates for the period to approximate translation at the exchange rates prevailing at the dates those elements are recognized in the financial statements. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income or loss.

The reporting currency is the U.S. dollar. The functional currency of Shandong Jiajia is the local currency, the Chinese dollar or Renminbi ("RMB"). The financial statements of Shandong Jiajia are translated into United States dollars using end of period rates of exchange for assets and liabilities, and average rates of exchange for the period for revenues, costs, and expenses. Net gains and losses resulting from foreign exchange transactions are included in the statements of operations and were not material during the periods presented due to fluctuations between the RMB and the United States dollar. The cumulative translation adjustment and effect of exchange rate changes on cash at December 31, 2006 and 2005 were $12,754 and $38,844 respectively. The cumulative translation adjustment and effect of exchange rate changes on cash at September 30, 2007 was $5,549.

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 1-ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

On July 21, 2005, the central government of China allowed the RMB to fluctuate, ending its decade old policy of valuation pegged to the U.S. dollar. The new policy has resulted in approximately a 2% increase in value against the U.S. dollar. Shandong Jiajia does not believe that its foreign currency exchange rate fluctuation risk is significant, especially if the Chinese government continues to benchmark the RMB against the U.S. dollar.

Income Taxes

Income tax expense is based on reported income before income tax. Deferred income tax reflect the effect of temporary differences between asset and liability amounts that are recognized for financial reporting purposes and the amounts that are recognized for income tax purposes. These deferred taxes are measured by applying currently enacted tax laws. Valuation allowances are recognized to reduce the deferred tax assets to the amount that is more likely than not to be realized. In assessing the likelihood of realization, management considers estimates of future taxable income.

Comprehensive Income

Shandong Jiajia uses Statement of Financial Accounting Standards No. 130 (SFAS 130) "Reporting Comprehensive Income". Comprehensive income is comprised of net income and all changes to the statements of members' equity, except those due to investments by members, changes in members’ equity and distributions to members. For Shandong Jiajia, comprehensive income for the years ended December 31, 2006 and 2005 included net income and foreign currency translation adjustments.

NOTE 2-PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	Estimated Life	December 31, 2006	December 31, 2005	September 30, 2007
				(Unaudited)
Auto and Trucks	5 years	$23,282	$37,774	$24,210
Office Equipment	5 years	59,530	49,780	65,903
Total		82,812	87,554	90,113
Less: Accumulated Depreciation		32,503	31,373	46,193
		$50,309	$56,181	$43,920

For the years ended December 31, 2006 and 2005, depreciation expense amounted to $1,129 and $9,273, respectively. For the nine month period ended September 30, 2007 and 2006, depreciation expense amounted to $13,690 and $18,438, respectively.

NOTE 3-ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses were $2,798,683 and $1,991,404 as of December 31, 2006 and 2005. As of September 30, 2007, accounts payable and accrued expenses were $2,198,735. Such liabilities as of September 30, 2007, December 31, 2006 and 2005 included operating payables and other accrued expenses.

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 4-ADVANCES FROM CUSTOMERS

Advances from customers consist of prepayments to Shandong Jiajia for contracted cargo that has not yet been shipped to the recipient. Shandong Jiajia will recognize the deposits as revenue as customers take delivery of the goods, in compliance with its revenue recognition policy. At December 31, 2006 and 2005, advances from customers amounted to $110,559 and $955 respectively. At September 30, 2007, advances from customers amounted to $736,228.

NOTE 5-RELATED PARTY TRANSACTIONS

Due from shareholder

Of the total amounts due from related parties reflected for the years ended December 31, 2006 and 2005, $282,559 and $230,994 respectively were due from Shandong Huibo Import & Export Co., Ltd., a shareholder of Shandong Jiajia International Freight & forwarding Co., Ltd. These amounts are non interest bearing, unsecured and payable on demand. Shandong Huibo Import & Export Co., Ltd. holds 24.29% ownership interest of Shandong Jiajia International Freight & Forwarding Co., Ltd.

Due to related party

Of the total amounts due to related parties reflected for the years ended December 31, 2006 and 2005, $214,211 and $207,421 respectively were due to Xiangfen Chen, a general manager of Shandong Jiajia Xiamen branch. These amounts are non interest bearing, unsecured and payable on demand. Xiangfen Chen is a general manager of Shandong Jiajia Xiamen branch. He does not hold any ownership interest.

Schedule of Due from/(to) Related Parties:

	December 31, 2006	December 31, 2005	September 30, 2007
	(Unaudited)	(Unaudited)	(Unaudited)
Xiangfen Chen	$(214,211)	$(207,421)	$(172,423)

Shandong Huibo	282,559	230,994	293,831

TOTAL, NET	$68,348	$23,573	$121,408

NOTE 6-INCOME TAX

Shandong Jiajia accounts for income taxes under Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" "SFAS 109". SFAS 109 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and the tax basis of assets and liabilities, and for the expected future tax benefit to be derived from tax losses and tax credit carry forwards. SFAS 109 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

The operations of Shandong Jiajia are governed by the Income Tax Law of the People’s Republic of China concerning Foreign Investment Enterprises and Foreign Enterprises and local income tax laws (the “PRC Income Tax Law”). Pursuant to the PRC Income Tax Law, wholly-owned foreign enterprises are subject to tax at a statutory rate of 33% (30% federal income tax plus 3% local income tax).

The components of loss before income tax consist of the following:

	Year Ended December 31,
	2006	2005
China Operations	$(1,466,311)	$(618,964)

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 6-INCOME TAX (Continued)

The components of tax provision for income taxes are as follows:

Current:

	Year Ended December 31,
	2006	2005
Peoples Republic of China-Federal and Local	$10,389	$13,012

The table below summarizes the reconciliation of the Company’s income tax provision computed at the federal statutory rate and the actual tax provision as follows:

	Year Ended December 31,
	2006	2005
Federal income taxes	$9,444	$11,829
Local income taxes	945	1,183
Tax provision	$10,389	$13,012

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The following tax effects of temporary differences give effect to the following deferred tax assets as of December 31, 2006 and December 31, 2005:

	Year Ended December 31,
	2006	2005
Deferred tax asset	$362,762	$165,801
Allowance for deferred tax asset	(362,762)	(165,801)
Net of deferred tax asset	$—	$—

NOTE 7-INDUSTRY SEGMENT AND GEOGRAPHIC INFORMATION

Shandong Jiajia International Freight & Forwarding Co., Ltd. operates in one business segment as defined under SFAS 131, “Segment Reporting”. The business of Shandong Jiajia is located in and operates in China.

NOTE 8 - OPERATING RISK

(a)

Country risk

Revenues are primarily derived from the manufacture and sale of magnesium in the Peoples Republic of China ("PRC"). Therefore, a downturn or stagnation in the economic environment of the PRC could have a material adverse effect on the financial condition of Jinyang Metal.

(b)

Products risk

In addition to competing with other companies, the Company could have to compete with larger U.S. companies who have greater funds available for expansion, marketing, research and development and the ability to attract more qualified personnel if access is allowed into the PRC market. If U.S. companies do gain access to the PRC markets, they may be able to offer products at a lower price. There can be no assurance that the Company will remain competitive should this occur.

(c)

Exchange risk

The Company cannot guarantee that the current exchange rate will remain steady, therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of a fluctuating exchange rate actually post higher or lower profit depending on exchange rate of the RMB converted to U.S. dollars on that date. The exchange rate could fluctuate depending on changes in the political and economic environments without notice.

SHANDONG JIAJIA INTERNATIONAL FREIGHT & FORWARDING CO., LTD.

NOTES TO FINANCIAL STATEMENTS (CONTINUED)

NOTE 8 - OPERATING RISK (Continued)

(d)

Political risk

Currently, PRC is in a period of growth and is openly promoting business development in order to bring more business into PRC. Additionally PRC allows a Chinese corporation to be owned by a United States corporation. If the laws or regulations are changed by the PRC government, the Company's ability to operate the PRC subsidiaries could be affected.

(e)

Key personnel risk

The Company’s future success depends on the continued services of executive management. The loss of any of their services would be detrimental to the Company and could have an adverse effect on business development. The Company maintains key-man insurance on the lives of the executive management. Future success is also dependent on the ability to identify, hire, train and retain other qualified managerial and other employees. Competition for these individuals is intense and increasing.

NOTE 9-SUBSEQUENT EVENTS

The Financial Statements reflect the name Shandong Jiajia International Freight & Forwarding Co., Ltd. The financial statements for the years ended December 31, 2006 and 2005 solely reflect the operations of Shandong Jiajia International Freight & Forwarding Co., Ltd.

On December 31, 2007 Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Shandong Jiajia”), a Chinese limited liability company, and its shareholders Messrs. Hui Liu and Wei Chen, entered into an acquisition agreement with China Logistics Group, Inc., formerly known as MediaREADY, Inc., pursuant to the agreement, China Logistics acquired a 51% interest in Shandong Jiajia. Under the terms of the acquisition agreement, as subsequently amended on January 28, 2008, as consideration China Logistics issued Messrs. Liu and Chen an aggregate of 1,000,000 shares of their Series A Preferred Stock, and issued Mr. Chen 120,000 shares of their Series B Preferred Stock and three year options to purchase an additional 2,000,000 shares of their common stock at an exercise price of $0.30 per share and agreed to contribute $2,000,000 to increase the registered capital of Shandong Jiajia on or before March 31, 2008, subject to the satisfaction by Shandong Jiajia of certain conditions.

In order to facilitate the approval by the Chinese authorities of the transaction, effective March 13, 2008 the parties further amended the acquisition agreement to provide that:

•

instead of contributing all $2,000,000 to Shandong Jiajia's registered capital, China Logistics will contribute $1,040,816 to increase our registered capital and the remaining $959,184 will be made available to Shandong Jiajia for working capital purposes, and

•

the date by which Shandong Jiajia is required to satisfy certain conditions to the delivery of such funds has been extended to April 30, 2008.

The issuance of the shares of Series A Preferred Stock, Series B Preferred Stock, and options to purchase China Logistics common stock to executive officers and employees of Shandong Jiajia, who are accredited or otherwise sophisticated investors, was exempt from registration under the Securities Act of 1933 in reliance on an exemption provided by Section 4(2) of that act. Messrs. Liu and Chen, unrelated third parties as to China Logistics are Chief Executive Officer and General Manager of Shandong Jiajia respectively, and will continue in these capacities. Following the acquisition of a majority interest in Shandong Jiajia, will continue our historic efforts in the development of new products and services within the media convergence business entertainment marketplace.

Item 9.01(b)

Pro forma financial information

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

SEPTEMBER 30, 2007, DECEMBER 31, 2006 AND DECEMBER 31, 2005

As previously disclosed, on December 31, 2007, China Logistics Group, formerly known as MediaREADY, Inc. (“China Logistics”), entered into an acquisition agreement with Shandong Jiajia International Freight & Forwarding Co., Ltd. (“Shandong Jiajia”), a Chinese limited liability company, and its shareholders Messrs. Hui Liu and Wei Chen, pursuant to which we acquired a 51% interest in Shandong Jiajia. Under the terms of the acquisition agreement, as subsequently amended on January 28, 2008, as consideration we issued Messrs. Liu and Chen an aggregate of 1,000,000 shares of our Series A Preferred Stock, we issued Mr. Chen 120,000 shares of our Series B Preferred Stock and three year options to purchase an additional 2,000,000 shares of our common stock at an exercise price of $0.30 per share and we agreed to contribute $2,000,000 to increase the registered capital of Shandong Jiajia on or before March 31, 2008, subject to the satisfaction by Shandong Jiajia of certain conditions.

The purchase price was determined based on arm’s length negotiations. No finder’s fees or commissions were paid in connection with this transaction.

In order to facilitate the approval by the Chinese authorities of the transaction, effective March 13, 2008, the parties further amended the acquisition agreement to provide that:

•

instead of contributing all $2,000,000 to Shandong Jiajia’s registered capital, we will contribute $1,040,816 to increase the registered capital and the remaining $959,184 will be made available to Shandong Jiajia for working capital purposes, and

•

the date by which Shandong Jiajia is required to satisfy certain conditions to the delivery of such funds has been extended to April 30, 2008.

The unaudited pro forma condensed balance sheet combines the balance sheets of China Logistics and Shandong Jiajia and gives pro forma effect to the above transaction as if it had occurred on September 30, 2007. The pro forma statement of operations combines the operations of China Logistics and the operations of Shandong Jiajia for the nine months ended September 30, 2007. The pro forma statement of operations for the twelve month period ended December 31, 2006 assumes that the acquisition of a 51% interest in Shandong Jiajia took place on January 1, 2006. The unaudited pro forma combined condensed financial statements are based upon the historical financial statements of China Logistics and Shandong Jiajia after considering the effect of the adjustments described in the footnotes that follow.

The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred had the acquisition of a 51% interest in Shandong Jiajia by China Logistics occurred as of January 1, 2007, or during the operational periods presented, nor is it necessarily indicative of the future financial position or operating results.

These pro forma financial statements should be read in conjunction with the audited historical financial statements of Shandong Jiajia included in this Form 8-K/A dated March 17, 2008.

A preliminary allocation of the purchase price has been made to major categories of assets and liabilities in the accompanying pro forma financial statements based on available information. The actual allocation of purchase price and the resulting effect on income from operations may differ significantly from the pro forma amounts included herein. These pro forma adjustments represent China Logistics’ preliminary determination of purchase accounting adjustments and are based upon available information and certain assumptions that China Logistics believes to be reasonable. Consequently, the amounts reflected in the pro forma financial statements are subject to change, and the final amounts may differ substantially.

The accompanying unaudited pro forma combined financial statements do not give effect to any cost savings, revenue synergies or restructuring costs which may result from the integration of China Logistics and its 51% interest in Shandong Jiajia. Further, actual results may be different from these unaudited pro forma combined condensed financial statements.

The purchase price and the preliminary adjustments reflecting China Logistics Group, acquisition of a 51% interest in Shandong Jiajia is as follows:

Purchase Price:

Purchase price	$4,724,816
Par value of preferred shares issued	1,120
4,725,936
Net Assets Acquired (December 31, 2007):
Total Assets	3,761,272
Minus: Liabilities	(3,379,453)
Other Comprehensive Income	(8,135)
Total Net Assets	373,684

Capital Infusion	4,724,816
Total Net Assets after capital infusion	5,098,500
*51.00% ownership
Net Assets Acquired (December 31, 2007):	2,600,235

Excess of purchase price over net assets acquired	$2,125,701

49.00% minority interest ownership	$2,498,265

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES

PRO FORMA CONSOLIDATED BALANCE SHEET

SEPTEMBER 30, 2007

	China Logistics Group, Inc.	Shandong Jiajia	Pro Forma Adjustments		Pro Forma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$914	$737,774			$738,688
Accounts receivable, net of allowance for doubtful accounts	—	2,434,860			2,434,860
Accounts receivable-related party	232,350				232,350
Other receivables		223,217			223,217
Inventories	298	10,356			10,654
Deferred costs	19,125				19,125
Prepayments and other current assets	14,442	15,331			29,773
Due from related parties	—	293,831			293,831
Total current assets	267,129	3,715,369			3,982,498
PROPERTY AND EQUIPMENT-net	3,473	43,920			47,393
INTANGIBLE ASSET		865			865
DEFERRED ASSET		1,118			1,118
GOODWILL			$2,125,701	(a)	2,125,701
OTHER ASSETS	13,110				13,110
Total assets	$283,712	$3,761,272	$2,125,701		$6,170,685
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY
Current Liabilities:
Cash overdraft	$23,681	$			$23,681
Accounts payable and accrued expenses	843,310	2,198,735			3,042,045
Accrued compensation - related party	418,498				418,498
Other accruals	36,565				36,565
Other payable		250,377			250,377
Advance from customers		736,228			736,228
Convertible note payable - related party	2,291,685				2,291,685
Derivative liability	3,628,503				3,628,503
Loan payable – shareholder	18,817				18,817
Due to related parties	—	172,423			172,423
Taxes payable		21,690			21,690
Total current liabilities	7,261,059	3,379,453			10,640,512
Minority interest		—	$2,498,265	(a)	2,498,265
Stockholders' (Deficit) Equity:
Preferred Stock,$.001 par value, 5,000,000 authorized, no shares issued and outstanding	—	—	1,120	(a)	1,120
Common stock, $.001 par value, 200,000,000 shares authorized; 191,061,626 shares issued and outstanding;	191,062	—			191,062
Members' Equity		867,045	(867,045)	(a)	—
Additional paid-in capital	10,993,645				10,993,645
Accumulated deficit	(17,974,554)	(493,361)	493,361	(a)	(17,974,554)
Treasury stock - at cost	(187,500)				(187,500)
Other comprehensive income - foreign currency		8,135			8,135
Total stockholders’ (deficit) equity	(6,977,347)	381,819	(372,564)		(6,968,092)
Total liabilities and stockholders' equity	$283,712	$3,761,272	$2,125,701		$6,170,685

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES

PRO FORMA STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPT. 30, 2007

(UNAUDITED)

	China Logistics Group, Inc.	Shandong Jiajia	Pro Forma Adjustments		Pro Forma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)		(Unaudited)
Revenues	$—	$—	$—		$24,575,206
Total revenues	—	24,575,206	—		24,575,206

Cost of sales	—	23,584,744	—		23,584,744
Gross profit:	—	990,462	—		990,462

Operating expenses:
Selling, general and administrative	1,081,174	416,461	—		1,497,635
Provision for obsolete inventory	4,138	—	—		4,138
Depreciation	8,841	16,082			24,923
Fair value of equity instruments	373,225				373,225
Fair value of convertible securities	—				—
Bad debt expense	5,917	19,490			25,407
Total operating expenses	1,473,295	452,033	—		1,925,328

Income (loss) from operations	(1,473,295)	538,429	—		(934,866)

Other income (expense)
Other cost		(2,635)			(2,635)
Change in fair value of derivative liability	890,812		—		890,812
Interest and financing expense		(7,945)			(7,945)
Interest and financing expense - related party	(155,385)		—		(155,385)
Total Other Income	735,427	(10,580)	—		724,847

Net income (loss) before income tax	(737,868)	527,849	—		(210,019)

Income taxes		(25,876)	—		(25,876)

Net income (loss) before minority interest	(737,868)	501,973	—		(235,895)

Minority interest in income of subsidiary			(245,967)	(b)	(245,967)

Net income (loss)	$(737,868)	$501,973	$(245,967)		$(481,862)

Net loss per common share
Basic	$0.01	—	—		$(0.00)

Weighted Common shares Outstanding - Basic	129,129,219	—	—		129,129,219

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES

PRO FORMA STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED DEC. 31, 2006

(UNAUDITED)

	China Logistics Group, Inc.	Shandong Jiajia	Pro Forma Adjustments	Pro Forma Consolidated
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues	$1,211,506	$30,311,924	$—	$31,523,430
Total revenues	1,211,506	30,311,924	—	31,523,430

Cost of sales	1,124,955	30,884,771	—	32,009,726
Gross profit:	86,551	(572,847)	—	(486,296)

Operating expenses:
Selling, general and administrative	2,014,720	638,193	—	2,652,913
Provision for obsolete inventory	185,163		—	185,163
Depreciation	25,953	14,589
Fair value of convertible securities	406,000
Fair value of equity instruments	63,400
Change in fair value of derivative liability	492,100
Bad debt expense	58,152	259,494

Total operating expenses	3,245,488	912,276	—	4,157,764

Loss from operations	(3,158,937)	(1,485,123)	—	(4,644,060)

Other income (expense)
Other income		18,588	—	18,588
Interest income		224
Interest expense - related party	(246,367)		—	(246,367)
Total Other Income (Expense)	(246,367)	18,812	—	(227,555)

Net loss before income tax	(3,405,304)	(1,466,311)	—	(4,871,615)

Income taxes		(10,389)	—	(10,389)

Net loss	$(3,405,304)	$(1,476,700)	$—	$(4,882,004)

Net loss per common share
Basic	$0.04	—	—	$(0.04)

Weighted Common shares Outstanding - Basic	93,172,293	—	—	93,172,293

See Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

CHINA LOGISTICS GROUP, INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

1.

Basis of Pro Forma Presentation

The unaudited pro forma combined condensed statements of income for the nine months ended September 30, 2007, gives effect to the acquisition of a 51% interest in Shandong Jiajia as if it had occurred January 1, 2007. The unaudited condensed consolidated pro forma balance sheet at September 30, 2007, is presented as if the acquisition of the 51% interest had occurred at September 30, 2007.

The unaudited pro forma combined condensed consolidated financial statements have been derived from, and should be read, in conjunction with the historical consolidated financial statements, including notes thereto of each China Logistics and Shandong Jiajia. Shandong Jiajia’s financial statements are attached as Item 9.01 (a) and (b) to this Form 8-K/A.

The unaudited pro forma combined condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or operating results that would have been achieved had the acquisition been completed as of the dates indicated above or the results that may be attained in the future.

2.

Pro Forma Adjustments and Assumptions

The pro forma adjustments reflected in the unaudited pro forma combined condensed financial statements represent estimated values and amounts based on available information and do not reflect cost savings and synergies that managements believes may have resulted had the acquisition been completed as of the dates indicated above. The unaudited combined condensed consolidated pro forma financial statements reflect the acquisition using the purchase method of accounting.

The pro forma adjustments are comprised of the following elements:

(a)

Reflects the payment of purchase consideration totaling $4,724,816 and issuance of 1,120,000 preferred shares with a total par value of $1,120. Purchase allocation to net assets acquired is a preliminary estimate made by management. The estimate assumes that historical values of net assets acquired approximate fair value. The excess of the purchase price over net assets acquired is allocated to goodwill.

(b)

Reflects the minority interest of the pro forma adjustments to net income (loss) before minority interest based on 51% ownership. No minority interest in the loss of Shandong Jiajia was recognized on a pro forma basis for the year ended December 31, 2006 as Shandong Jiajia had an accumulated deficit as of that date.